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Exhibit 10.13(2)

[EXECUTION]

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") made as of September 12, 2003 by and between FIELDSTONE MORTGAGE COMPANY, a Maryland corporation ("Borrower"), and GUARANTY BANK, a federal savings bank ("Lender"),

W I T N E S S E T H:

        WHEREAS, Borrower and Lender have entered into that certain Credit Agreement dated as of July 23, 2003 (as heretofore amended, the "Original Credit Agreement"), for the purposes and consideration therein expressed, pursuant to which Lender became obligated to make loans to Borrower as therein provided; and

        WHEREAS, Borrower and Lender desire to amend the Original Credit Agreement as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

        § 1.1.    Terms Defined in the Original Credit Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

        § 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this § 1.2.

          "Amendment" means this First Amendment to Credit Agreement.

          "Amendment Documents" means, collectively, this Amendment and the confirmation by Guarantor with respect to this Amendment.

          "Credit Agreement" means the Original Credit Agreement as amended hereby.

          "Original Omnibus Certificate" means the Omnibus Certificate dated July 23, 2003 executed and delivered by officers of Borrowers pursuant to the Original Credit Agreement.

ARTICLE II.

Amendments to Original Credit Agreement

        § 2.1.    Definitions.    (a) The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

          "'Drawdown Termination Date' means the earlier of December 31, 2003, or the day on which the Note first becomes due and payable in full."

          "'Parent' means Fieldstone Holdings Corp., a Delaware corporation; provided that upon the merger of Fieldstone Holdings Corp. into Fieldstone Investment Corporation, a Maryland corporation and wholly-owned subsidiary of Fieldstone Holdings Corp., and the execution and delivery by Fieldstone Investment Corporation of a Guaranty in the form of Annex I hereto and a

  Subordination Agreement in the form of Annex II hereto to Lender, Parent shall mean Fieldstone Investment Corporation, a Maryland corporation."

          (b)   The following new definition is hereby added to Section 1.1 of the original Agreement in alphabetical order:

            "'Permitted Securitization' means any transaction or series of related transactions for the sale or financing of Mortgage Loans (the "Sold Loans") pursuant to which the Sold Loans are held by or transferred to a special purpose entity structured in a manner that enhances the credit or diminishes the bankruptcy risks attendant upon creditors of such entity (any such entity so structured, a "Special Purpose Entity"), and such transaction or transactions would not violate or be inconsistent with any statute, law, rule, regulation, judgment, order or decree applicable to Borrower, any of its Subsidiaries or any of their respective properties (including any thereof respecting fraudulent transfers or conveyances set forth in any applicable laws of any jurisdiction respecting the bankruptcy or insolvency of debtors)."

        § 2.2. Section 6.2 of the Original Agreement is hereby amended to add the following new subsection (e):

            "(e) Indebtedness arising in connection with a Permitted Securitization."

        § 2.3.    Total Debt to Adjusted Tangible Net Worth Ratio.    Section 6.14 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 6.14    Total Debt to Adjusted Tangible Net Worth Ratio.    The ratio of the Consolidated Total Debt of Borrower (excluding amounts outstanding under uncommitted repurchase lines) to the Consolidated Adjusted Tangible Net Worth of Borrower shall never be more than (a) for the period from August 31, 2003 through November 14, 2003, 25.0 to 1.0; and (b) thereafter, 15.0 to 1.0."

        § 2.4.    Form of Guaranty and Subordination Agreement.    The Original Credit Agreement is hereby amended by adding as Annex I and Annex II thereto, the form of Guaranty of Fieldstone Investment Corporation attached as Annex I hereto and the form of Subordination Agreement attached as Annex II hereto, respectively.

        § 2.5.    Fieldstone Investment Corporation Guaranty.    Upon the merger of Fieldstone Holdings Corp. into Fieldstone Investment Corporation, a Maryland corporation and wholly-owned subsidiary of Fieldstone Holdings Corp., Borrower shall deliver to Lender an absolute and unconditional guaranty by Fieldstone Investment Corporation, a Maryland corporation, in the form of Annex I hereto together with (a) written evidence satisfactory to Lender and its counsel that it has taken all corporate action necessary to duly approve and authorize its execution, delivery and performance of such guaranty, and (b) an opinion of its counsel as to the due organization of Fieldstone Investment Corporation and the due authorization execution, delivery and enforceability of such guaranty, and such other matters as Lender may reasonably request.

ARTICLE III.

Conditions of Effectiveness

        § 3.1.    Effective Date.    This Amendment shall become effective as of the date first above written when and only when Lender shall have received, at Lender's office,

          (a)   a duly executed counterpart of this Amendment,

          (b)   a duly executed Consent and Agreement in the form of Exhibit A hereto,

          (d)   a duly executed certificate of the president—chief executive officer and secretary of Borrower certifying that (i) resolutions of its board of directors attached to the Original Omnibus Certificate authorizing the execution, delivery, and performance of this Amendment and identifying the officers authorized to sign such instrument are in full force and effect, (ii) the specimen signatures of the officers so authorized which were attached to the Original Omnibus Certificate are true and correct, and (iii) the charter and bylaws of Borrower attached to the Original Omnibus Certificate have not been amended since the date of such Certificate, and

          (e)   each other document to be executed and delivered by Borrower pursuant hereto or thereto.

ARTICLE IV.

Representations and Warranties

        § 4.1.    Representations and Warranties of Borrower.    In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

          (a)   The representations and warranties contained in Article IV of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof;

          (b)   Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder;

          (c)   The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby;

          (d)   When duly executed and delivered, each of this Amendment and the other Amendment Documents will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally; and

          (e)   The audited annual Consolidated financial statements of Borrower dated as of December 31, 2002 and the unaudited monthly Consolidated financial statements of Borrower dated as of July 31, 2003 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to Bank. Since such dates no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

ARTICLE V.

Miscellaneous

        § 5.1.    Ratification of Agreement.    The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

        § 5.2.    Survival of Agreements.    All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

        § 5.3.    Loan Documents.    This Amendment and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

        § 5.4.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

        § 5.5.    Counterparts; Fax.    This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FIELDSTONE MORTGAGE COMPANY
By:	/s/ PATRICK E. MONAHAN Patrick E. Monahan Senior Vice President
GUARANTY BANK
By:	/s/ CAROLYN ESKRIDGE Carolyn Eskridge Senior Vice President

EXHIBIT A

CONSENT AND AGREEMENT

        FIELDSTONE HOLDINGS CORP. hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty and the Subordination Agreement, each dated as of July 23, 2003 and made by it for the benefit of Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

FIELDSTONE HOLDINGS CORP.
By:	/s/ PATRICK E. MONAHAN Patrick E. Monahan Senior Vice President

QuickLinks

FIRST AMENDMENT TO CREDIT AGREEMENT
ARTICLE I. Definitions and References
ARTICLE II. Amendments to Original Credit Agreement
ARTICLE III. Conditions of Effectiveness
ARTICLE IV. Representations and Warranties
ARTICLE V. Miscellaneous